UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 9, 2010

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2010, MoneyGram International, Inc. (the "Company") appointed James E. Shields to be its Executive Vice President and Chief Financial Officer, effective July 13, 2010.

Since 2009, Mr. Shields, age 48, engaged in independent financial consulting. During 2008, Mr. Shields served as senior vice president finance and treasurer for Royal Caribbean Cruise Lines. From 2005 to 2008, he served as vice president and treasurer of Celanese Corporation, a $6 billion chemical company with worldwide operations. Prior to that, Mr. Shields was vice president and chief financial officer for consumer markets at Qwest Communications International Inc. Mr. Shields earned a Master of Business Administration from Fuqua School of Business at Duke University and a Bachelor of Science degree in Economics from The Wharton School, University of Pennsylvania.

As Executive Vice President and Chief Financial Officer of the Company, Mr. Shields will receive an annual base salary of $350,000 ("Base Salary"). Mr. Shields will also be eligible to participate in the Company’s Performance Bonus Plan (the "PBP"), pursuant to which Mr. Shields will be eligible for an annual bonus of 70% of his Base Salary if annual PBP bonus base targets are achieved and 140% of his Base Salary if annual PBP bonus maximum targets are achieved. Annual PBP bonus targets will be established by the Company’s Board of Directors. In addition, Mr. Shields has been granted non-qualified stock options to purchase 2,000,000 shares of the Company’s common stock. Half of these options are "time vested" options, and half of these options are "performance vested" options. The "time vested" options will vest in equal installments over five years on the anniversary of the grant date. Half of the "performance vested" options will vest when the Company’s common stock closes at or above $4.00 per share for 20 consecutive trading days during the five-year period following the grant date, and the other half of the "performance vested" options will vest when the Company’s common stock closes at or above $5.25 per share for 20 consecutive trading days during the five-year period following the grant date.

The Company and Mr. Shields have also entered into a severance agreement dated July 12, 2010 (the "Severance Agreement"). Pursuant to the Severance Agreement, if Mr. Shields is terminated by the Company without cause (other than by reason of death or disability) at any time on or after the first anniversary of his employment with the Company, Mr. Shields will be entitled to receive a payment equal to his then current monthly base salary multiplied by twelve. In addition, provided the Company achieves performance goals under the Company’s PBP and cash bonuses are paid pursuant thereto, Mr. Shields will be entitled to his pro rata portion of the bonus based on the period between the beginning of the applicable performance period and the date of termination. In order to receive the above severance payments, Mr. Shields will be required to enter into a waiver and release with the Company.

The Company issued a press release on July 12, 2010, announcing the appointment of Mr. Shields as described above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release, dated July 12, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

July 14, 2010	By:	/s/ Timothy C. Everett

Name: Timothy C. Everett
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated July 12, 2010.